Exhibit 5.1

August 11, 2008

Enterprise Financial Services Corp
150 North Meramec Avenue
Suite 300
Clayton, MO 63105

To Whom It May Concern:

     We have acted as counsel to Enterprise Financial Services Corp (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement of the Company on Form S-8 under the Securities Act of 1933, as amended, (the “Registration Statement”), with respect to 750,000 shares of additional common stock, par value $0.01, of the Company (the “Shares”) issuable pursuant to the Enterprise Financial Services Corp Amended and Restated 2002 Stock Incentive Plan (the “Plan”).

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents or public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares issued or to be issued pursuant to the terms of the Plan have been duly authorized and, and are, or when issued as contemplated by the Plan, are or will be validly issued, fully paid and nonassessable.

Enterprise Financial Services Corp
August 11, 2008

     We hereby consent to the use of this letter as an exhibit to the Registration Statement.

Very truly yours,
GREENSFELDER, HEMKER & GALE, P.C.

By	/s/ Charles E. H. Luedde

     PRS/kka
     1046166